N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners EquityTrust
ClearBridge Mid Growth Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional
Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on November 25,
2015 (Accession No. 0001193125-16-475363).
The Registrant  also incorporates by reference
Post-Effective Amendment No. 356 to Form N-
1A filed on February 24, 2016 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-16-475328).